Exhibit a.2

NUVEEN SENIOR INCOME FUND

CERTIFICATE OF AMENDMENT

to

DECLARATION OF TRUST

The Trustees of Nuveen Senior Income Fund (the “Trust”), a Massachusetts business trust, to resolve an ambiguity and resolve certain inconsistent provisions, in accordance with Article XIII, Section 4 of the Declaration of Trust of the Trust, do hereby amend the Declaration of Trust as of this 13th day of October, 2013 as follows:

Article IX, Section 1 of the Declaration of Trust is hereby amended by adding the following to the end of Section 1:

For purposes of this Section 1, the term “recapitalization” shall not mean, without limitation, the issuance, exchange or redemption of Preferred Shares pursuant to the terms of this Declaration or the Statement adopted with respect to such Preferred Shares, whether or not in conjunction with the issuance, exchange, retirement or redemption of other securities or indebtedness of the Trust,

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned, being the Trustees of the Trust, have executed this instrument as of this 13th day of October 2013.

/s/ William Adams IV	/s/ Robert P. Bremner
William Adams IV as Trustee 333 West Wacker Drive Chicago, Illinois 60606	Robert P. Bremner as Trustee 333 West Wacker Drive Chicago, Illinois 60606

/s/ Jack B. Evans	/s/ William C. Hunter
Jack B. Evans, as Trustee 333 West Wacker Drive Chicago, Illinois 60606	William C. Hunter, as Trustee 333 West Wacker Drive Chicago, Illinois 60606

/s/ David J. Kundert	/s/ John K. Nelson
David J. Kundert, as Trustee 333 West Wacker Drive Chicago, Illinois 60606	John K. Nelson, as Trustee 333 West Wacker Drive Chicago, Illinois 60606

/s/ William J. Schneider	/s/ Thomas S. Schreier, Jr.
William J. Schneider, as Trustee 333 West Wacker Drive Chicago, Illinois 60606	Thomas S. Schreier, Jr., as Trustee 333 West Wacker Drive Chicago, Illinois 60606

/s/ Judith M. Stockdale	/s/ Carole E. Stone
Judith M. Stockdale, as Trustee 333 West Wacker Drive Chicago, Illinois 60606	Carole E. Stone, as Trustee 333 West Wacker Drive Chicago, Illinois 60606

/s/ Virginia L. Stringer	/s/ Terence J. Toth
Virginia L. Stringer, as Trustee 333 West Wacker Drive Chicago, Illinois 60606	Terence J. Toth, as Trustee 333 West Wacker Drive Chicago, Illinois 60606